UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2011

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 North Radnor-Chester Rd, Suite F-200	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events

On August 8, 2011 Universal Business Payment Solutions Acquisition Corporation (the “Company”) entered into a new Rule 10b5-1 share repurchase plan (the “Plan”) with Ladenburg Thalmann & Co. Inc., an independent broker-dealer (“Ladenburg”), pursuant to which Ladenburg will repurchase shares of the Company’s common stock on the Company’s behalf in accordance with pre-defined terms and conditions.  Pursuant to the terms of the Plan, Ladenburg will endeavor to make purchases of common stock  in accordance with the provisions of Rule 10b-18 as promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b-18”).  However, if for any reason, the Rule 10b-18 safe harbor is unavailable at the time of the purchases, Ladenburg shall nonetheless continue to make purchases as required by the Plan. Any such purchases under the Plan will be made only in open market transactions. The Plan requires Ladenburg to purchase the Company’s common stock at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. All shares of common stock purchased pursuant to the Plan will be cancelled and become eligible for reissuance by the Company.  The Plan will remain in place until the maximum number of shares has been purchased under the Plan or the Plan expires by its own terms. Purchases under the Plan may be diminished, suspended or terminated by Ladenburg any time without prior notice. Concurrently with the execution of the Plan, the Company’s prior Rule 10b5-1 share repurchase plan with Morgan Stanley & Co. Incorporated was mutually terminated by the parties.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as exhibit 10.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)           Exhibits:

Exhibit	Description

10.1	Rule 10b5-1 Stock Purchase Plan, dated as of August 8, 2011, by and between Universal Business Payment Acquisition Corporation and Ladenburg Thalmann & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2011

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah
Name: Bipin C. Shah
Title: Chief Executive Officer